Exhibit 99.1

Singularity Future Technology Receives Positive Nasdaq Listing Determination

Great Neck, N.Y., November 28, 2022 – Singularity Future Technology Ltd. (“Singularity” or the “Company”) (Nasdaq: SGLY) announced today that by a decision dated November 22, 2022, a Nasdaq Hearings Panel (the “Panel”) granted Singularity’s request for continued listing on The Nasdaq Stock Market (“Nasdaq”), subject to the Company evidencing compliance with Nasdaq’s filing requirement on or before February 28, 2023, and certain other conditions. The Company is working to file its delinquent periodic reports with the Securities and Exchange Commission as soon as practicable and thereby timely evidence compliance with the terms of the Panel’s decision. However, there can be no assurances that the Company will be able to do so.

About Singularity Future Technology Ltd. (Nasdaq: SGLY)

On January 3, 2022, the Company changed its name from Sino-Global Shipping America, Ltd. to Singularity Future Technology Ltd. (Nasdaq: SGLY). Singularity is a logistics integrated solution provider, primarily focused on providing logistics, resources, equipment and other logistical support to blockchain and crypto mining businesses. Since 2020, the Company has worked to capitalize on its experience in global logistics management to develop a presence in the blockchain supply management area. At present, Singularity distributes, sells and markets crypto mining machines through its Thor Miner joint venture and maintains a warehouse providing inventory control and management services in Houston, TX.

Forward-Looking Statements

Certain statements made herein that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertake no obligation to, update or revise any forward-looking statement.

For more information, please contact:

IR@singularity.us

Phone number: 718-888-1814